EX-23.1
                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 16, 2001 related to the financial statements, which appear in J. P. Morgan Chase & Co.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

New York, NY
April 20, 2001

                                       12